Exhibit 99.1

SAB Biotherapeutics Provides Company Update for Full Year 2022

SIOUX FALLS, S.D., March 31, 2023 (GLOBE NEWSWIRE) -- SAB Biotherapeutics (Nasdaq: SABS), (SAB), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that produces specifically targeted, high-potency, fully-human immunoglobulin (hIgG) antibodies, also known as fully-human polyclonal antibodies, without the need for human donors, today reported financial results for the full year ended December 31, 2022, and provided a company update.

“I am pleased to share the meaningful progress SAB has made this past year advancing our groundbreaking, proprietary immunotherapy platform, a powerful approach and the only one in the world that generates targeted and fully-human immunoglobulin antibodies without the need for human donors. We continue to use this platform to create first-of-its-kind approaches and set new standards in developing differentiated treatments for a myriad of complex diseases. SAB’s clinically validated platform has the potential to deliver new treatments for patients with unmet medical needs, including potential for a highly desired disease-modifying approach in difficult-to-treat chronic autoimmune disorders, where we’ve made tremendous progress in our type 1 diabetes program. Our Clostridioides difficile Infection, or C. diff, investigational product is the first and only to deliver a multi-targeted approach to the entire complex lifecycle of the C. diff pathogen. C. diff is a devastating disease recognized by the CDC as an urgent antibiotic resistance threat,” said Eddie J. Sullivan, Ph.D., Co-Founder, President, and Chief Executive Officer of SAB Biotherapeutics. “Our focus remains on enhancing patient outcomes while also generating long-term value for our shareholders.”

Pipeline Milestones and Updates

SAB continues to execute its strategy to build a proprietary immunology pipeline addressing complex immune disorders and respiratory and gastrointestinal diseases that disproportionately affect immunocompromised patients, including the elderly. Below are some key highlights and milestones from the year 2022:

●	Advanced our SAB-142 type 1 diabetes program and completed numerous pre-clinical activities, including an IND-enabling GLP toxicology study, which was completed in early 2023.

●	Expanded our pipeline with SAB-195, a new, differentiated research program to treat C. diff, a potentially terminal gastrointestinal infectious disease with few effective treatments.

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Announced new clinical data for SAB’s Influenza Phase 2a challenge trial, validating SAB-176’s proof of concept in reducing viral load and improving symptoms of influenza, while also reinforcing the ability to generate broadly neutralizing antibodies to H1N1 pandemic strain as well as all tested viral variants of influenza A and B.

●	Presented new pre-clinical data for SAB-185 demonstrating the therapeutic candidate to be effective against the majority of SARS-CoV-2 variants, including Omicron.

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Announced results from a project collaborating with global biotechnology leader CSL (ASX: CSL), confirming that SAB’s DiversitAb™ polyclonal platform can generate functional and fully-human anti-idiotype polyclonal antibodies to effectively target and neutralize autoantibodies associated with autoimmune diseases.

●	Forged an exclusive manufacturing services agreement with Emergent BioSolutions Inc. to provide contract development and manufacturing services to produce SAB’s fully-human IgG antibody products.

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Welcomed Alexandra Kropotova, M.D., to be the company’s new Chief Medical Officer. Dr. Kropotova brings to SAB more than 20 years of experience in all phases of global clinical development, translational medicine and medical affairs. Prior to joining SAB, Dr. Kropotova was the Therapeutic Area Head of Global Specialty R&D at Teva Pharmaceuticals, where she led innovative drug development focused on delivering on a broad portfolio of immunology, respiratory, and immuno-oncology assets spanning from pre-IND to BLA/NDA filing of biologics and complex drug-device combination products and was instrumental in clinical development of Dupixent at Sanofi.

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Announced the appointment of Rear Admiral (RADM), retired, Scott Giberson, a former Assistant U.S. Surgeon General and two-star admiral with the U.S. Public Health Service and current President of AMI Health to SAB’s Board of Directors

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Negotiated settlement with the US Government in October 2022 and received first payment of $8.6 million in November 2022, with a second and final payment of $8.2 million in January 2023, to close out work for manufacturing of SAB-185, the company’s clinical stage therapeutic candidate for COVID-19.

●	Raised $7.9 million in a private placement of common stock to advance our pipeline of first-in-class therapeutic candidates and fund working capital.

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Presented an overview of the Company’s DiversitAb™ Platform and data showing benefits of fully-human IgG antibody products derived from cows vs. human-derived plasma and highlighted data on SAB-176 for seasonal and pandemic influenza and SAB-185 for COVID-19 at the 2022 Plasma Product Biotechnology Conference in Cyprus.

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Presented “Novel Biologic Therapeutics for Infectious Diseases,” focusing on SAB-176, a novel pan-influenza immunotherapeutic, SAB-195, an immunotherapeutic for Clostridioides difficile Infection, and SAB-185, a broadly neutralizing COVID-19 treatment, at the Pharma Partnering Conference in Boston.

Financial Guidance

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Financial Guidance: Based on its current operating plans, SAB reaffirms that it expects its existing business plan, cash and cash equivalents, and anticipated cash flows will be sufficient to fund its operating expenses and capital expenditure requirements through December 2023.

●	Cash Position: Cash and cash equivalents were $15.0 million as of December 31, 2022, compared to $33.2 million on December 31, 2021.

●	The company reduced its annualized anticipated net cash consumption from $60 million to $18 million.

Restatement of 2021 Financial Results

The Company will restate its previously issued consolidated financial statements for the fiscal year ended December 31, 2021. The Company determined that it is necessary to correct the presentation of a financed insurance premium resulting in offsetting increases to current assets, current liabilities, and the associated presentation on the Company’s statement of cash flows. Investors should no longer rely upon the Company’s consolidated financial statements contained in its Form 10-K for the year ended December 31, 2021, and the Company's previously issued interim financial statements included in the Forms 10-Q for the 2022 fiscal year. The Company will restate its prior period financial results in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. Such restatement is an error related to accounting presentation; as such it will not result in any net increase or reduction in the Company’s income, nor adjustment in historical or anticipated cash flows.

As previously disclosed by SAB in a Form 12b-25 filed with the Securities and Exchange Commission on March 31, 2023, SAB has delayed filing its Form 10-K because SAB and its independent auditors require additional time to complete procedures surrounding the restatement of prior period financials.

About SAB Biotherapeutics, Inc.

SAB Biotherapeutics, Inc. (SAB) We are a clinical-stage biopharmaceutical company focused on the development of powerful and proprietary immunotherapeutic polyclonal human antibodies to treat and prevent infectious diseases and immune and autoimmune disorders. Our development programs include infectious diseases resulting from outbreaks and pandemics, as well as immunological, gastroenterological, and respiratory diseases that have significant mortality and health impacts on immune compromised patients. SAB has applied advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™. Our versatile DiversitAb™ platform is applicable to a wide range of serious unmet needs in human diseases. It produces natural, specifically targeted, high-potency, fully-human polyclonal immunotherapies without the need for human donors. SAB currently has multiple drug development programs underway and collaborations with the US government and global pharmaceutical companies. For more information on SAB, visit: https://www.SAb.bio/ and follow SAB on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of our influenza program, C. diff. program, type 1 diabetes program, and other discovery programs, the likelihood that a patent will issue from any patent application, the results, including timing, of the development of SAB-176, SAB-185, SAB-142 and SAB-195 (including any IND filing or proposed clinical trials), financial projections and future financial and operating results (including estimated cost savings and cash runway), the outcome of and potential future government and other third-party collaborations or funded programs (including negotiations with the DoD).

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Investor Relations:
SABIR@westwicke.com

Media Relations:
SABPR@westwicke.com